EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 29, 2004, relating to the consolidated financial statements of Cheniere Energy, Inc., which appears on page 37 in Cheniere Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading Experts in such Registration Statement.

/s/ MANN FRANKFORT STEIN & LIPP CPAs, L.L.P.

MANN FRANKFORT STEIN & LIPP CPAs, L.L.P.

April 6, 2004

Houston, Texas